UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2017

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, the board of directors of Fidelity & Guaranty Life (the “Company”) appointed Mr. Andrew McKnight as a Class II director of the Company. As a Class II director, Mr. McKnight’s term will continue until the Company’s 2019 Annual Shareholder Meeting. Mr. McKnight has also been named to each of the Compensation Committee and Nominating and Corporate Governance Committee of the Company’s board of directors.
Mr. McKnight has been a Partner and Managing Director at Fortress Investment Group LLC (“Fortress”) since 2005. Mr. McKnight serves on the investment committee for the Credit Funds and co-heads the Management Committee of Fortress. Mr. McKnight also currently serves on Board of Directors of HRG Group, Inc. (“HRG”), the Company’s parent company, and Ligado Networks. Mr. McKnight was formerly a Managing Director at Fir Tree Partners. Prior to joining Fir Tree Partners, Mr. McKnight was in the Leveraged Finance group at Goldman, Sachs & Co.
On the same day, Mr. Joseph Steinberg was appointed as Chairman of each of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Steinberg has served as a director of the Company since February 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun

Eric L. Marhoun
Executive Vice President, General Counsel and Secretary

Dated: April 14, 2017